UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 12, 2013, the Board of Directors of the Company (the “Board”) amended and restated the bylaws of the Company by approving and adopting the Second Amended & Restated Bylaws (as amended and restated, the “Bylaws”).  The Board amended the Bylaws primarily to update and conform the Bylaws with respect to applicable provisions of the Texas Business Organizations Code (the “TBOC”), the Fifth Amended and Restated Articles of Incorporation of the Company, contemporary governances practices and to reflect the current governance structure of the Company.  These amendments included the following:

•	Article I, Section 2 – adding a “Registered Agent” and related filing requirements in accordance with the TBOC;

•	Article II, Section 1 – eliminating the provision allowing shareholders to determine meeting locations for annual or special meetings of shareholders;

•	Article II, Section 4 – clarifying the notice requirements relating to shareholders for which the Company does not have a current address, as permitted by the TBOC;

•	Article II, Section 8 – specifying the requirements through which a shareholder may deliver an irrevocable proxy in accordance with the TBOC;

•
Article II, Section 10 – revising the voting requirements to permit a trustee to vote shares of a trust not held in the name of a trustee and permit the Company to vote its own shares if held by the Company in a fiduciary capacity, each as permitted by the TBOC;

•	Article II, Section 12 – clarifying the notice timing and content requirements for shareholder proposals for annual and special meetings and for shareholder nominations of director candidates;

•	Article III, Section 1 – conforming the Board size provision to the Articles of Incorporation;

•	Article III, Section 7 – updating the Board compensation provision to reflect contemporary Board compensation practices and determinations;

•	Article IV, Section 3 – eliminating the requirement that Board meetings be determined and fixed by resolution of the Board;

•	Article IV, Section 7 – adding a provision expressly allowing telephonic or other electronic participation at Board meetings, as permitted by the TBOC;

•	Article IV, Section 8 – relocating the provision permitting Board action by written consent from Article VIII to Article IV;

•	Article V – adding provisions relating to the creation of committees of the Board and the default procedures for such committees;

•
Article VI – distinguishing officer positions required by the TBOC from those permitted by the TBOC, and expressly authorizing the Board to designate which of the permitted officer positions is considered to be an executive officer of the Company;

•	Article VIII – eliminating provision requiring the Board to issue reports regarding the Company’s business at the request of 1/3 of the Company’s shareholders;

•
Article IX – generally clarifying and updating the provisions relating to the indemnification for directors and officers to be consistent with the TBOC and contemporary public company indemnification practices, including mandatory indemnification of directors and officers to the extent permitted by the TBOC, mandatory advancement or reimbursement of expenses to indemnified persons, procedure for responding to determination requests of persons entitled to indemnification by the Company and approval by a disinterested majority of the Board, the effect of certain judgments against a person entitled to indemnification, reimbursement of expenses incurred by a person entitled to indemnification while enforcing such indemnification rights, permissive indemnification of certain persons upon Board resolution and the provision of insurance by the Company to provide for indemnification of directors and officers, and

•	Article X – eliminating the requirement that a proposed amendment to the Bylaws be included in the notice to the Board of a meeting at which an amendment to the Bylaws will be considered.

The Board also approved other clarifying and formatting revisions to the Bylaws to enhance readability, correct grammatical errors of the Bylaws and to reflect the current governance structure of the Company.  The foregoing description of this item is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  See “Exhibit Index” attached to this Current Report, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:February 19, 2013

EXHIBIT INDEX

Exhibit No	Description

3.1	Second Amended and Restated Bylaws of Lufkin Industries, Inc., dated February 12, 2013.